P08000011290

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

008A00054610

Office Use Only

800136851958

10/16/08--01025--020 **35.00

FILED
08 OCT 16 PM 1:27
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

amd
10/22/08

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: ZHONG SEN INTERNATIONAL TEA COMPANY

DOCUMENT NUMBER: P08000011290

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

BRUCE S. TRULIO
(Name of Contact Person)

ZHONG SEN INTERNATIONAL TEA COMPANY
(Firm/ Company)

2146 LICOLN STREET
(Address)

HOLLYWOOD FL 33020
(City/ State and Zip Code)

For further information concerning this matter, please call:

BRUCE S. TRULIO at (410) 353-4499
(Name of Contact Person) (Area Code & Daytime Telephone Number)

Enclosed is a check for the following amount:

- ☑ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

ZHONG SEN INTERNATIONAL TEA COMPANY

(Name of corporation as currently filed with the Florida Dept. of State)

P08000011290

(Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

____

(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.")
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

BRUCE S. TRULIO WILL RESIGN AS PSTD OF THIS CORPORATION.

THE NEW OFFICERS AND DIRECTORS ARE LISTED BELOW, ALL USE THE ADDRESS LISTED AT THE END

LI WANG, PRESIDENT/CHAIRMAN

PIN NIE, COO/DIRECTOR

XIAOKUN LI, CFO

JIANSHENG LI, SECRETARY/DIRECTOR

ZHONGPING ZOU, INDEPENDENT DIRECTOR

JUN ZOU, INDEPENDENT DIRECTOR

NO 68 WU YI ROAD, 4TH FLOOR GUO FANG BUILDING, KUNMING, YUNNAN 650032, P. R. CHINA

(Attach additional pages if necessary)

FILED 08 OCT 16 PM 1:27 SECRETARY OF STATE TALLAHASSEE, FLORIDA

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

N/A

____

____

(continued)

The date of each amendment(s) adoption: 10/03/2008

Effective date if applicable: 08/29/2008
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ______________________."
(voting group)

☑ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature ______________________, PSTD
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

BRUCE S. TRULIO
(Typed or printed name of person signing)

PRESIDENT/DIRECTOR
(Title of person signing)

FILING FEE: $35